Exhibit 99.1
Premier Exhibitions Announces 1 Million Share Repurchase Authorization
Atlanta, Georgia, July 29, 2010 — Premier Exhibitions, Inc. (NASDAQ: PRXI), a leading presenter of museum-quality touring exhibitions around the world, today announced that the Company’s Board of Directors has approved a 1 million share repurchase authorization of its outstanding common stock.
The Company may repurchase shares of its common stock on the open market at times and prices considered appropriate by the Board of Directors and management. Repurchasing may take place through brokers and dealers or in privately negotiated transactions, and may be made under a Rule 10b5-1 plan.
Chris Davino, Premier Exhibition’s Chief Executive Officer, stated “The Board’s authorization reflects their continued confidence in the future of our business and provides us a vehicle through which we can return capital to our shareholders. However, we view share repurchases as one of several methods at our disposal to maximize the value of our equity. To that end, we continue to invest in our core properties with a focus on innovation and business model diversification so that we can realize long-term growth in both revenues and profitability.”
About Premier Exhibitions
Premier Exhibitions, Inc. (NASDAQ: PRXI) develops and tours museum quality exhibitions. Presently the Company operates and/or presents and promotes three different types of exhibitions:
•	“Titanic: The Artifact Exhibition,”

•	“Bodies...The Exhibition,” and “Bodies Revealed;”

•	“Dialog in the Dark.”
Additional information about Premier Exhibitions is available at www.prxi.com.
Forward Looking Statements
Certain statements and information in this press release may be deemed to be “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe”, “may”, “anticipate”, “should”, “intend”, “plan”, “will”, “expect”, “estimate”, and similar expressions. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate. Any forward-looking statements in this press release are made as of the date hereof, and Premier undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Premier’s most recent Annual Report on Form 10-K, including the section entitled “Risk Factors”.

Investor Contact:
John Stone
Chief Financial Officer
404.842.2600
john.stone@prxi.com
Katherine Seymour
Vice President, Public Relations
404.842.2600
kseymour@prxi.com